EXHIBIT 4.5

FOURTH SUPPLEMENTAL INDENTURE

FOURTH SUPPLEMENTAL INDENTURE (this “Fourth Supplemental Indenture”), dated as of April 27, 2007, among MAGYAR TELECOM B.V., a private company with limited liability incorporated under the laws of The Netherlands (the “Issuer”), INVITEL TÁVKÖZLÉSI SZOLGÁLTATÓ ZRT. (“Invitel”), V-HOLDING TANÁCSADÓ ZRT. (“V-holding”), S.C. EUROWEB ROMANIA S.A. (“Euroweb Romania”), EUROWEB INTERNET SZOLGÁLTATÓ ZRT. (“Euroweb Hungary”), PANTEL TÁVKÖZLÉSI KFT. (“PanTel”), PANTEL TECHNOCOM KFT. (“PanTel Technocom”), HUNGAROTEL TÁVKÖZLÉSI ZRT. (“Hungarotel” and together with Invitel, V-Holding, Euroweb Romania, Euroweb Hungary, PanTel, PanTel Technocom, the “Subsidiary Guarantors”), the Luxembourg Paying Agent (as hereinafter defined) and the Trustee (as hereinafter defined).

W I T N E S S E T H

WHEREAS, the Issuer, Invitel and V-holding have heretofore executed and delivered to The Bank of New York, as trustee, registrar, transfer agent and principal paying agent (the “Trustee”), and The Bank of New York (Luxembourg) S.A., as Luxembourg paying agent and transfer agent (the “Luxembourg Paying Agent”), (a) an indenture (the “Original Indenture”), dated as of August 6, 2004, providing for the issuance of an initial aggregate principal amount of €142,000,000 10¾% Senior Notes due 2012 (the “Notes”), (b) a first supplemental indenture to the Original Indenture, dated as of May 23, 2006, pursuant to which Euroweb Hungary became a Subsidiary Guarantor (the “First Supplemental Indenture”), (c) a second supplemental indenture to the Original Indenture, dated as of September 29, 2006, pursuant to which Euroweb Romania became a Subsidiary Guarantor (the “Second Supplemental Indenture”) and (d) a third supplemental indenture to the Original Indenture, dated as of March 9, 2007, pursuant to which certain amendments were made to the Original Indenture further to securing the requisite consents from the Holders of the Notes (the “Third Supplemental Indenture” and, together with the Original Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”);

WHEREAS, upon consummation of the acquisition by Hungarian Telephone and Cable Corp. through its 100% owned subsidiary, Holdco I, of 100% of the issued share capital of Matel Holdings N.V. (which directly holds 100% of the issued share capital of the Issuer) pursuant to a share purchase agreement dated 8 January 2007, PanTel, PanTel Technocom and Hungarotel will become Restricted Subsidiaries of the Issuer;

WHEREAS, pursuant to Section 9.01 of the Indenture, in the event of PanTel, PanTel Technocom and Hungarotel (each a “New Subsidiary Guarantor” and, collectively, the “New Subsidiary Guarantors”) becoming Restricted Subsidiaries, the Issuer, the Trustee and the existing Subsidiary Guarantors may, and are authorized to, amend or supplement the Indenture (without the consent of any Holder of the Notes) to add PanTel, PanTel Technocom and Hungarotel as Subsidiary Guarantors under the Indenture;

WHEREAS, each of the Issuer, Invitel, V-holding, Euroweb Hungary, Euroweb Romania, PanTel, PanTel Technocom and Hungarotel has duly authorized the execution and delivery of this Supplemental Indenture and has done all things necessary to make this Supplemental Indenture a valid agreement in accordance with its terms;

WHEREAS, the Issuer has requested that the Trustee execute and deliver this Supplemental Indenture and the Issuer has delivered or caused to delivered, to the Trustee an Officer’s Certificate and Opinion of Counsel in connection herewith; and

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, Invitel, V-holding, Euroweb Hungary, Euroweb Romania, PanTel, PanTel Technocom, Hungarotel, the Luxembourg Paying Agent and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Representations. Each of the Issuer and each Subsidiary Guarantor represents and warrants as follows:

(a)	it is a legal entity duly incorporated and validly existing under the laws of the jurisdiction of its organization;

(b)	it has all requisite organizational power and authority to enter into and perform its obligations under this Fourth Supplemental Indenture;

(c)	this Fourth Supplemental Indenture has been duly authorized, executed and delivered by it and it is a legally valid and binding obligation, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(d)	the Indenture constitutes its legally and binding obligation, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws or equitable principles relating to or limiting creditors’ rights generally; and

(e)	immediately after giving effect to the Fourth Supplemental Indenture, no Event of Default (or event or circumstances which, with the giving of notice or the passage of time or both, would constitute an Event of Default) shall have occurred and be continuing.

3. Agreement to be Bound. As of the date hereof, each of the New Subsidiary Guarantors, by its execution of this Fourth Supplemental Indenture, hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all the obligations and agreements of a Subsidiary Guarantor under the Indenture. Each of the New Subsidiary Guarantors agrees to be bound by the terms and provisions of the Indenture applicable to a Subsidiary Guarantor, included but not limited to Article 10 thereof, and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture, as if a party to the Indenture on the date of its execution.

4. Guarantee. Pursuant to Section 4.13 of the Indenture, each of the New Subsidiary Guarantors hereby provides a Guarantee of the Notes, and becomes a “Subsidiary Guarantor” for purposes of the Notes and the Indenture, immediately upon the execution and delivery of this Supplemental Indenture.

5. Limitation and Effectiveness of Guarantee. Pursuant to Section 10.04 of the Indenture, the respective Guarantee of each New Subsidiary Guarantor is limited to an amount not to exceed the maximum amount that can be guaranteed by the relevant New Subsidiary Guarantor without rendering such Guarantee voidable or unenforceable under Hungarian law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

6. Agreement to Subordinate. Pursuant to Section 14.01 of the Indenture, each of the New Subsidiary Guarantors agrees and each Holder of Notes by accepting a Note agrees, that all payments pursuant to the Guarantee made by or on behalf of such New Subsidiary Guarantor are subordinated to the extent and in the manner provided in Article Fourteen of the Indenture to all existing and future obligations of such New Subsidiary Guarantor under the Senior Debt of such New Subsidiary Guarantor and that such subordination is for the benefit of and enforceable by the holders of Senior Debt of such New Subsidiary Guarantor. The Guarantee of each New Subsidiary Guarantor shall in all respects rank senior in right of payment to any future Subordinated Debt of each New Subsidiary Guarantor.

7. Agreement to Waive. Each of the New Subsidiary Guarantors agrees to waive, and that it will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such New Subsidiary Guarantor under its Guarantee.

8. Release of Guarantee. Each of the Guarantees of the Notes created by this Fourth Supplemental Indenture will be automatically and unconditionally released and discharged upon the release by the holders of the Issuer’s Debt described in paragraph (a) of Section 4.13 of the Indenture of their Guarantee by the relevant New Subsidiary Guarantor (including any deemed release upon payment in full of all obligations under such Debt other than as a result of payment under such Guarantee) at a time when (i) no other Debt of the Issuer has been guaranteed by such New Subsidiary Guarantor, or (ii) the holders of all such other Debt that is guaranteed by such New Subsidiary Guarantor also release their Guarantee by such New Subsidiary Guarantor (including any deemed release upon payment in full of all obligations under such Debt other than as a result of payment under such Guarantee).

9. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF NEW YORK. The Issuer and the Subsidiary Guarantors agree to be bound by Section 13.09 of the Indenture with regard to any suit, action or proceeding against the Issuer or a Subsidiary Guarantor brought by any Holder or the Trustee arising out of or based upon this Supplemental Indenture.

10. Notices. All notices and other communications to any of PanTel, PanTel Technocom and Hungarotel shall be given as provided in the Indenture to PanTel, PanTel Technocom or Hungarotel, as the case may be, at its addresses set forth below.

11. Multiple Originals. The parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy shall be an original but all such counterparts shall together constitute but one and the same Fourth Supplemental Indenture.

12. Headings. The Section headings herein have been inserted for convenience of reference only and shall not affect the construction hereof.

13. The Trustee. The Trustee makes no representation as to the validity or sufficiency of this Fourth Supplemental Indenture and shall not be responsible in any manner whatsoever for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Subsidiary Guarantors. The Issuer (failing which the Subsidiary Guarantors) agrees to indemnify the Trustee to the same extent as provided under the Indenture against any an all loss, liability or expense (including attorneys’ fees and expenses) incurred by it without willful misconduct, gross negligence or bad faith on its part arising out of or in connection with the execution of this Supplemental Indenture.

14. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms,

conditions and provisions thereof shall remain in full force and effect. This Fourth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Any an all references, whether within the Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Fourth Supplemental Indenture (whether or not made), unless the context shall otherwise require.

15. Successors. All covenants and agreements in this Fourth Supplemental Indenture by the parties hereto shall bind their successors.

16. Benefits of Supplemental Indenture. Subject to Section 6 (above), nothing in this Fourth Supplemental Indenture, the Indenture or the Notes, express or implied, shall give rise to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder, and the Holders, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Fourth Supplemental Indenture or the Notes.

17. Entire Agreement. This Fourth Supplemental Indenture constitutes the entire agreement of the parties hereto with respect to the amendments to the Indenture set forth herein. All other provisions of the Indenture which are not amended are expressly affirmed.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

MAGYAR TELECOM B.V.

By:
Name:
Title:

INVITEL TÁVKÖZLÉSI SZOLGÁLTATÓ ZRT.

By:
Name:
Title:

By:
Name:
Title:

V-HOLDING TANÁCSADÓ ZRT.

By:
Name:
Title:

By:
Name:
Title:

EUROWEB INTERNET SZOLGÁLTATÓ ZRT.

By:
Name:
Title:

By:
Name:
Title:

S.C. EUROWEB ROMANIA S.A.

By:
Name:
Title:

By:
Name:
Title:

PANTEL TÁVKÖZLÉSI KFT.

By:
Name:
Title:

By:
Name:
Title:

Address: [To be provided] Telephone: [To be provided] Telefax: [To be provided] Attention of: [To be provided]

PANTEL TECHNOCOM KFT.

By:
Name:
Title:

By:
Name:
Title:

Address: [To be provided] Telephone: [To be provided] Telefax: [To be provided] Attention of: [To be provided]

HUNGAROTEL TÁVKÖZLÉSI ZRT.

By:
Name:
Title:

By:
Name:
Title:

Address: [To be provided] Telephone: [To be provided] Telefax: [To be provided] Attention of: [To be provided]

THE BANK OF NEW YORK

By:
Name:
Title:

THE BANK OF NEW YORK (LUXEMBOURG) S.A.

By:
Name:
Title: